                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                   FORM 8-K/A

                                 CURRENT REPORT
     PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

        Date of Report (Date of earliest event reported): January 7, 2005



                                  EPIXTAR CORP.
              ----------------------------------------------------
             (Exact name of registrant as specified in its charter)



           FLORIDA                        011-15499              65-0722193
--------------------------------    ---------------------    -------------------
(State or Other Jurisdiction of      (Commission File No.)    (I.R.S. Employer
Incorporation or Organization)                               Identification No.)


    11900 BISCAYNE BLVD., MIAMI, FLORIDA                             33181
---------------------------------------------                    --------------
 (Address of principal executive offices)                          (Zip Code)



        Registrant's telephone number, including area code: 305-503-8600
     ----------------------------------------------------------------------
         (Former name or former address, if changed since last report.)



Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17
    CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR
    240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange
    Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange
    Act (17 CFR 240.13e-4(c))

PRELIMINARY NOTE: This report amends the Current Report on Form 8-K relating to the events dated January 7, 2005, relating to the acquisition by Epixtar Corp. (the Company) of Innovative Marketing Strategies, Inc. and subsidiaries (IMS), a Florida corporation, which was described in Item 2.01 of the original Form 8-K. The Company is hereby providing the information required by paragraphs (a) and
(b) of Item 9.01 of Form 8-K relating to such acquisition.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS.
(a) Financial statements of businesses acquired.

    FINANCIAL INFORMATION RELATING TO INNOVATIVE MARKETING STRATEGIES, INC. AND SUBSIDIARIES

                          Index to Financial Statements

                                                                            Page


   NINE MONTHS ENDED SEPTEMBER 30, 2004

   Consolidated Financial Statements

      Balance Sheet                                                           2

      Statement of Operations and Accumulated Deficit                         3

      Statement of Cash Flows                                                 4

      Notes to Financial Statements                                        5-10

   YEAR ENDED DECEMBER 31, 2003 AND 2002

   Report of Independent Certified Public Accountants                        11

   Consolidated Financial Statements

      Balance Sheets                                                         12

      Statements of Operations and Accumulated Deficit                       13

      Statements of Cash Flows                                               14

      Notes to Financial Statements                                       15-21


                                       1.

INNOVATIVE MARKETING STRATEGIES, INC.
AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEET
SEPTEMBER 30, 2004 (UNAUDITED)
--------------------------------------------------------------------------------

ASSETS
CURRENT ASSETS
      Cash                                                        $   148,402
      Accounts receivable                                             545,490
      Factored receivable reserve                                      30,000
      Unbilled receivables                                            575,521
      Due from stockholder                                             40,143
                                                                  -----------
              Total current assets                                  1,339,556
PROPERTY AND EQUIPMENT, NET                                         1,271,505
OTHER ASSETS                                                           44,192
                                                                  -----------
                                                                  $ 2,655,253
                                                                  ===========

LIABILITIES AND STOCKHOLDERS' DEFICIT
CURRENT LIABILITIES
      Current maturities of notes payable                         $   698,480
      Accounts payable                                              1,607,688
      Accrued liabilities                                           1,249,124
      Due to officers                                                 190,981
      Note payable, Epixtar                                           600,000
      Notes payable, officers                                         349,708
                                                                  -----------
              Total current liabilities                             4,695,981
LONG-TERM LIABILITIES, less current maturities
      Notes payable                                                   633,797
                                                                  -----------
                                                                    5,329,778
STOCKHOLDERS' DEFICIT
      Common stock, $1 par value; 7,500 shares
         authorized, issued and outstanding                             7,500
      Accumulated deficit                                          (2,682,025)
                                                                  -----------
              Total stockholders' deficit                          (2,674,525)
                                                                  -----------
                                                                  $ 2,655,253
                                                                  ===========


                                       2.

INNOVATIVE MARKETING STRATEGIES, INC.
AND SUBSIDIARIES

CONSOLIDATED STATEMENT OF
OPERATIONS AND ACCUMULATED DEFICIT
NINE-MONTH PERIOD ENDED SEPTEMBER 30, 2004 (UNAUDITED)
--------------------------------------------------------------------------------


REVENUES                                                          $ 13,803,920

EXPENSES
     Personnel costs                                                 9,990,595
     Selling, general and administrative                             3,629,634
     Consulting fees - related party                                   538,256
     Depreciation                                                      432,467
                                                                  ------------
                                                                    14,590,952
                                                                  ------------

INCOME FROM OPERATIONS                                                (787,032)

OTHER INCOME (EXPENSE)
     Interest expense                                                 (203,719)
     Other income                                                        7,554
                                                                  ------------
                                                                      (196,165)
                                                                  ------------

LOSS BEFORE INCOME TAXES                                              (983,197)


INCOME TAXES                                                                --
                                                                  ------------

NET LOSS                                                              (983,197)

ACCUMULATED DEFICIT, BEGINNING                                      (1,698,828)
                                                                  ------------

ACCUMULATED DEFICIT, ENDING                                       $ (2,682,025)
                                                                  ============








                                       3.

INNOVATIVE MARKETING STRATEGIES, INC.
AND SUBSIDIARIES

CONSOLIDATED STATEMENT OF CASH FLOWS
NINE-MONTH PERIOD ENDED SEPTEMBER 30, 2004 (UNAUDITED)
--------------------------------------------------------------------------------


OPERATING ACTIVITIES
     Net
     loss                                                          $  (983,197)
     Adjustments to reconcile net loss to net cash
        provided by operating activities:
           Depreciation                                                432,467
           Changes in:
              Accounts receivable                                      422,685
              Due from stockholder                                     (13,680)
              Other assets                                              60,657
              Due to officers                                          108,949
              Accounts payable and accrued expenses                    (90,384)
                                                                   -----------
                 Net cash used by operating activities                 (62,503)
                                                                   -----------
INVESTING ACTIVITIES
     Purchase of property and equipment                               (807,315)
                                                                   -----------
                 Net cash used in investing activities                (807,315)
                                                                   -----------
FINANCING ACTIVITIES
     Principal payments on notes payable                            (1,081,592)
     Principal payments on officers' notes payable                    (112,401)
     Advances on notes payable                                         972,209
     Advance on note payable, Epixtar                                  600,000
     Advances on officers' notes payable                               586,232
                                                                   -----------
                 Net cash provided by financing activities             964,448
                                                                   -----------
NET CHANGE IN CASH                                                      94,630
CASH, BEGINNING OF YEAR                                                 53,772
                                                                   -----------
CASH, END OF YEAR                                                  $   148,402
                                                                   ===========

SUPPLEMENTAL CASH FLOW INFORMATION:
     Cash paid for interest                                        $   203,719
                                                                   ===========



                                       4.

INNOVATIVE MARKETING STRATEGIES, INC.
AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
NINE-MONTH PERIOD ENDED SEPTEMBER 30, 2004
(UNAUDITED)


1.   NATURE OF BUSINESS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

     a. Description of Business - Innovative Marketing Strategies, Inc. and Subsidiaries (the "Company"), is a Florida corporation whose core business is the operation of a network of telecommunication call centers that provide direct marketing services. The Company, through its subsidiaries and divisions, also offers other marketing and advisory services.

         The Company's corporate headquarters are located in Leawood, Kansas. Call center locations include Kansas, Washington, Minnesota, West Virginia and Manila, Philippines.

         The Company is the majority owner in three Limited Liability Companies that were organized in the State of Kansas in either 2002 or 2003:
         Quantum Financial, LLC, Quantum Direct, LLC, and Quantum Marketing Group, LLC (together "Quantum").

         In September of 2003 the Company formed Innovative Marketing Strategies Asia, Inc ("IMS Asia"), a wholly owned subsidiary located in the Philippines that was organized to operate a call center located in the Philippines beginning in 2004.

     b. Principles of Consolidation - The consolidated financial statements include the accounts of the Company and those of its wholly-owned and majority-owned subsidiaries. Intercompany accounts and transactions have been eliminated in consolidation.

     c. Revenue Recognition - The Company recognizes revenues in the period in which the corresponding services are provided. Revenue received in advance of the delivery of service is recorded as deferred revenue. The revenue for services provided, but not invoiced, is recorded as unbilled receivables until invoiced.

     d. Furniture, Fixtures and Equipment - Fixed assets, principally computers, furniture and leasehold improvements, are stated at cost less accumulated depreciation. Depreciation is computed using the straight-line and accelerated methods over the estimated useful lives of the corresponding assets.

     e. Advertising Costs - Advertising costs are expensed as incurred. Advertising costs for the nine month period ended September 30,2004 were $2,606.

     f. Income Taxes - The Company uses the liability method for accounting for income taxes. Deferred tax assets and liabilities are recognized for the expected future tax consequences of temporary differences between the financial reporting and tax bases of assets and liabilities. If appropriate, deferred tax assets are reduced by a valuation allowance that reflects expectations of the extent to which such assets will be realized.

     g. Cash Equivalents - All highly liquid debt investments with maturities of three months or less when purchased are considered to be cash equivalents.

     h. Significance of Estimates - The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.


                                       5.

     i. Impairment of long-lived assets - The Company continually evaluates the carrying value of its long-lived assets. Impairment is recognized when the expected future discounted operating cash flows to be derived from such assets are less than their carrying values.

2.   ACCOUNTS RECEIVABLE FACTORING AGREEMENT

     The Company sells (with recourse) certain of its accounts receivables to Wells Fargo ("WF") under a factoring agreement. Under the terms of the agreement, WF held $30,000 at September 30, 2004 as reserve for uncollectible accounts. During the nine month period ended September 30, 2004, the Company received approximately $8,670,000 of proceeds from the sale of accounts receivable to WF, and paid WF $123,493 in fees during the same nine month period.

3.   FURNITURE, FIXTURES AND EQUIPMENT

       Computers and equipment                                   $ 2,223,507
       Furniture and fixtures                                        120,235
       Leasehold improvements                                         57,253
                                                                 -----------
                                                                   2,400,995
       Less accumulated depreciation                              (1,129,490)
                                                                 -----------
                                                                 $ 1,271,505
                                                                 ===========

4.   ACCRUED LIABILITIES


        Taxes payable                                            $   489,122
        Accrued payroll                                              412,946
        Accrued settlement                                           163,374
        Accrued termination payments                                  38,333
        Accrued vacation                                              82,832
        Other                                                         62,517
                                                                 -----------
                                                                 $ 1,249,124
                                                                 ===========

5.   NOTES PAYABLE

     Note payable dated 2002, interest at 6.0%, due in 24
     monthly installments of $1,052, through
     maturity in 2004.  Secured by office furniture.             $     2,189

     Note payable dated 1999, interest at 10.0%, due in
     monthly installments of $6,089 including
     interest until paid in full.                                    290,194

     Notes payable dated 1999, Kansas Business Development
     Loans, non interest bearing, forgivable over a
     five year period if defined job creation
     requirements are met, subject to complete repayment
     under conditions of default.                                     65,702



                                       6.

     Note payable dated 2002, variable interest (Prime
     plus 3 1/4%) due in 60 monthly installments through
     maturity in 2007. Secured by certain equipment.                  37,787

     Note payable dated 2003, West Virginia Business
     Development Loan, interest at 5.0%, due in 120
     monthly installments of $1,591, including interest,
     through maturity in 2013. Secured by certain assets
     defined in a security agreement and personal
     guarantees by two of the Company's stockholders.                129,190

     Note payable dated 2003, West Virginia Business
     Development Loan, interest at 4.0%, due in 60
     monthly installments of $5,223, including interest,
     through maturity in 2008. Secured by certain assets
     defined in a security agreement.                                220,537

     Note payable dated 2003, non-interest bearing,
     due in 30 monthly installments through maturity
     in 2007.  Secured by certain equipment.                         133,309

     Note payable dated 2004, interest at 8.8%, due in
     monthly installments of $36,613, through
     maturity in 2005.  Secured by equipment.                        449,825

     Notes payable, other                                              3,544
                                                                 -----------

         Total notes payable                                       1,332,277
         Less current portion                                        698,480
                                                                 -----------

                                                                 $   633,797
                                                                 ===========

     Maturities of notes payable, for the years subsequent to September 30, 2004 are as follows:

                                                                     AMOUNT

        2005                                                     $   698,480
        2006                                                         255,483
        2007                                                         139,091
        2008                                                         115,218
        2009                                                          68,292
        Thereafter                                                    55,713
                                                                 -----------

                                                                 $ 1,332,277
                                                                 ===========

6.   NOTES PAYABLE TO STOCKHOLDERS

     As of September 30, 2004 the Company had outstanding notes payable, due on demand, to the Company's three stockholders totaling $349,708. The obligations are unsecured and are non-interest bearing.


                                       7.

7.   OPERATING LEASES

     The Company leases equipment and office facilities under non-cancelable operating leases. Rental expense related to these leases approximated $578,978 during the nine-month period ended September 30, 2004. Minimum rental commitments subsequent to September 30, 2004 under such operating leases are as follows:

          2005                                                   $   783,988
          2006                                                       687,433
          2007                                                       363,939
          2008                                                       200,504
                                                                 -----------

                                                                 $ 2,035,864
                                                                 ===========

8.   INCOME TAXES

     The difference between the effective tax rate and the statutory federal and state income tax rates results from the effect of the timing differences on the deductibility of certain accrued expenses and the non-recognition of a deferred tax asset related to the Company's net operating loss carryforwards.

     SFAS No. 109 requires that a valuation allowance be provided if it is more likely than not that some portion or all of a deferred tax asset will not be realized. The Company's ability to realize the benefit of its deferred tax asset will depend on the generation of future taxable income. Because the Company's operations are not currently generating taxable income, management believes that a full valuation allowance should be provided as of September 30, 2004.

     Deferred taxes result from temporary differences between the financial statement and tax bases of assets and liabilities. As of September 30, 2004, the sources of these differences and their cumulative tax effects are:

         Accrued liabilities                                     $   161,677
         Operating loss carryforward                                 456,573
                                                                 -----------
            Deferred tax asset - current, net                        618,250
                                                                 -----------
         Intangible assets - non-current                             123,639
                                                                 -----------
         Valuation reserve                                          (741,889)
                                                                 -----------
            Net deferred tax asset                               $         0
                                                                 ===========

     At September 30, 2004, the Company had net operating loss carry forwards for income tax purposes of approximately $1,340,000.

9.   401(K) RETIREMENT PLAN

     The Company maintains a 401(K) plan ("the Plan") covering all eligible employees who desire to participate. Contributions to the plan are based upon the amount of the employees' deferrals and the employer's matching contribution rate of 25%. For the period ended September 30, 2004 the Company recognized $6,992 of expense that represented their portion of the contribution.


                                       8.

10.  RELATED PARTY TRANSACTIONS

     The Company leases its corporate headquarters from an entity that is 50% owned by the two principal stockholders of the Company. Rent expense under this lease for the period ended September 30, 2004 was $158,866.

     The amount due to officers ($190,981 as of September 30, 2004) on the accompanying balance sheet arose as a result of accrued salaries to these parties. The amount due from stockholder ($40,143 as of September 30, 2004) on the accompanying balance sheet arose as a result of cash advances to a stockholder.

     During the nine-month period ended September 30, 2004, the Company expensed $538,256 for commissions paid or payable to a minority stockholder (or his company) for services provided under an agreement that calls for the Company to pay up to an 8% commission based on sales to certain customers.

11.  SIGNIFICANT CUSTOMERS

     For the nine-month period ended September 30, 2004, the Company had sales to one customer in the period totaling $8,605,884 or 63% of total sales.

12.  EMPLOYEE SEPARATION AND MUTUAL RELEASE AGREEMENTS

     In February of 2004, the Company entered into separation and mutual release agreements with two former employees who alleged that they were entitled to bonus payments, payment for stock certificates and payment of other benefits. Under the terms of the agreements, the Company is required to pay the former employees a total of $180,000 over a twelve-month period beginning in February of 2004. The Company recorded the corresponding $180,000 liability and expense related to these agreements as of and for the period ended December 31, 2003. The remaining liability at September 30, 2004 is $38,333.

13.  OFF BALANCE SHEET RISK AND CREDIT RISK CONCENTRATION

     A substantial amount of the Company's revenues and trade receivables are the result of business with a relatively concentrated group of companies in the financial services industry. The Company does not require collateral or other security on most of these accounts. The credit risk on these accounts is controlled through credit approvals and monitoring procedures.

     The industry in which the Company operates is highly regulated and subject to restrictions that may increase as new laws and/or regulations are passed.

14.  CONTINGENCIES

     The Internal Revenue Service ("IRS") has filed a lien against substantially all of the Company's assets. The lien was filed as a result of non-payment of payroll taxes. As of September 30, 2004 the Company's unpaid payroll taxes, including related penalties and interest, approximated $398,000 and are included in accrued liabilities. The Company and the IRS have established a payment plan for the past due taxes. In the event that the Company is unable to comply with the plan, the IRS could seize virtually all of the Company's assets.

     Numerous lawsuits, claims and proceedings are pending against the company. The Company estimates that based on the facts and circumstances the claims are either without merit or have been adequately reserved. These matters, if resolved differently than management's estimates, could have a material adverse effect on the Company's financial position, operating results and cash flows when resolved in a future reporting period.


                                       9.

15.  SUBSEQUENT EVENTS, FINANCIAL RESULTS AND LIQUIDITY

     In July of 2004, the stockholders of the Company entered into a letter of intent to sell 100% of the Company's common stock to Epixtar Corp. (EPIXTAR). In connection with the agreement the Company received a loan from EPIXTAR of $600,000 in July of 2004 and an additional $300,000 in November of 2004. In November of 2004, a $900,000 non-interest bearing promissory note was executed in favor of EPIXTAR for the loan advances. In the event that the transaction is not completed or an event of default occurs, the note will become interest bearing at the rate of 18%. As of September 30, 2004 the $600,000 advanced on the loan has been classified as Note Payable, Epixtar.

     As of September 30, 2004 the Company had a negative net worth of $2,674,525 and negative working capital of $3,356,425. In the event that the transaction discussed above does not occur, there can be no assurance that additional financing can be obtained from conventional sources to fund the Company's liabilities and cash flow requirements.

     The Company's independent public accountants have included a "going concern" emphasis paragraph in their review report accompanying these financial statements. The paragraph states that the Company's recurring losses and negative working capital raise substantial doubt about the company's ability to continue as a going concern and cautions that the financial statements do not include adjustments that might result from the outcome of this uncertainty.

     Management believes that, despite the financial hurdles and funding uncertainties going forward, it has business plans that can significantly improve operating results. The support of the company's vendors, customers, lenders, stockholders and employees will continue to be key to the Company's future success.


                                      10.

Acord Cox & Company
  CERTIFIED PUBLIC ACCOUNTANTS
--------------------------------------------------------------------------------
                                 15700 COLLEGE BLVD. SUITE 100 LENEXA, KS 66219
                                 913. 541. 1993 FAX/913. 492. 7953

INDEPENDENT AUDITORS' REPORT



Board of Directors
Innovative Marketing Strategies, Inc. and Subsidiaries
Leawood, Kansas

We have audited the accompanying consolidated balance sheets of Innovative Marketing Strategies, Inc. and Subsidiaries (the "Company") as of December 31, 2003 and 2002, and the related consolidated statements of operations and accumulated deficit and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards in the United States of America. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Innovative Marketing Strategies, Inc. and Subsidiaries as of December 31, 2003 and 2002, and the results of its operations and its cash flows for the years then ended in conformity with generally accepted accounting principles.

The Internal Revenue Service {"IRS") has filed a lien against substantially all of the Company's assets. The lien was filed as a result of non-payment of payroll taxes. As of December 31, 2003 the Company's unpaid payroll taxes, including related penalties and interest, approximated $590,000 and are included in accrued liabilities. The Company and the IRS have established a payment plan for the past due taxes. In the event that the Company is unable to comply with the plan, the IRS could seize virtually all of the Company's assets.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 17 to the financial statements, the Company has suffered recurring net losses and has a retained deficit that raises substantial doubt about its ability to continue as a going concern. Management's plans in regard to these matters are also described in Note 17. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

                                        /s/ Acord Cox & Company

September 27, 2004


                                      11.

INNOVATIVE MARKETING STRATEGIES, INC.
AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS
DECEMBER 31, 2003 AND 2002

---------------------------------------------------------------------------------------------

ASSETS                                                                2003            2002
CURRENT ASSETS
      Cash                                                       $    53,772      $   228,947
      Accounts receivable                                          1,018,500        2,373,086
      Factored receivable reserve                                     40,000
      Unbilled receivables                                           515,196          291,791
      Due from stockholder                                            26,464
                                                                 -----------      -----------
              Total current assets                                 1,653,932        2,893,824
PROPERTY AND EQUIPMENT, NET                                          896,655        1,051,974
OTHER ASSETS                                                         104,849
                                                                 -----------      -----------
                                                                 $ 2,655,436      $ 3,945,798
                                                                 ===========      ===========

LIABILITIES AND STOCKHOLDERS' DEFICIT
CURRENT LIABILITIES
      Current maturities of notes payable                        $   349,848      $   399,032
      Accounts payable                                             1,356,063        1,129,777
      Accrued liabilities                                          1,591,133        2,671,387
      Due to officers                                                 82,032
      Notes payable, officers                                        222,421          246,418
                                                                 -----------      -----------
              Total current liabilities                            3,601,497        4,446,614
LONG-TERM LIABILITIES, less current maturities
      Notes payable                                                  745,267          645,609
                                                                 -----------      -----------
                                                                   4,346,764        5,092,223
STOCKHOLDERS' DEFICIT
      Common stock, $1 par value; 7,500 shares
         authorized, issued and outstanding                            7,500            7,500
      Accumulated deficit                                         (1,698,828)      (1,153,925)
                                                                 -----------      -----------
              Total stockholders' deficit                         (1,691,328)      (1,146,425)
                                                                 -----------      -----------
                                                                 $ 2,655,436      $ 3,945,798
                                                                 ===========      ===========


                                      12.

INNOVATIVE MARKETING STRATEGIES, INC.
AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF
OPERATIONS AND ACCUMULATED DEFICIT
YEARS ENDED DECEMBER 31, 2003 AND 2002

---------------------------------------------------------------------------------------

                                                           2003              2002

REVENUES                                                18,955,422         $ 22,299,404

EXPENSES
     Personnel costs                                    13,054,739           14,360,047
     Selling, general and administrative                 4,847,023            6,400,316
     Consulting fees - related party                       592,526              434,098
     Depreciation                                          356,089              265,778
     Impairment charge                                                          411,669
                                                      ------------         ------------
                                                        18,850,377           21,871,908
                                                      ------------         ------------

INCOME FROM OPERATIONS                                     105,045              427,496

OTHER INCOME (EXPENSE)
     Interest expense                                     (493,313)            (241,094)
     Other expense                                         (75,910)            (116,967)
     Other income                                           24,913              174,972
     Loss on disposal of assets                           (105,638)
     Loss on investment                                                        (303,885)
                                                      ------------         ------------
                                                          (649,948)            (486,974)
                                                      ------------         ------------

LOSS BEFORE INCOME TAXES                                  (544,903)             (59,478)


INCOME TAXES                                                    --                   --
                                                      ------------         ------------

NET LOSS                                                  (544,903)             (59,478)

ACCUMULATED DEFICIT, BEGINNING                          (1,153,925)          (1,094,447)
                                                      ------------         ------------

ACCUMULATED DEFICIT, ENDING                             (1,698,828)        $ (1,153,925)
                                                      ============         ============




                                      13.

INNOVATIVE MARKETING STRATEGIES, INC.
AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS
YEARS ENDED DECEMBER 31, 2003 AND 2002

----------------------------------------------------------------------------------------------------------

                                                                                 2003            2002
OPERATING ACTIVITIES
     Net
     loss                                                                  $  (544,903)       $   (59,478)
     Adjustments to reconcile net loss to net cash
        provided by operating activities:
           Depreciation                                                        356,089            265,778
           Loss on disposal of fixed assets                                    105,638
           Impairment charge                                                                      411,669
           Changes in:
              Accounts receivable                                            1,091,180           (974,967)
              Due from stockholder                                             (26,464)
              Other assets                                                    (104,849)           247,529
              Due to officers                                                   82,032
              Accounts payable and accrued expenses                           (853,968)           938,954
                                                                           -----------        -----------
                 Net cash provided by operating activities                     104,755            829,485
                                                                           -----------        -----------
INVESTING ACTIVITIES
     Proceeds from sale of fixed assets                                         25,828
     Purchase of property and equipment                                       (332,236)          (510,802)
                                                                           -----------        -----------
                 Net cash used in investing activities                        (306,408)          (510,802)
                                                                           -----------        -----------
FINANCING ACTIVITIES
     Principal payments on notes payable                                      (524,645)          (477,598)
     Principal payments on officers' notes payable                             (50,771)
     Advances on notes payable                                                 575,120            490,662
     Advances on officers' notes payable                                        26,774             59,252
                                                                           -----------        -----------
                 Net cash provided by financing activities                      26,478             72,316
                                                                           -----------        -----------
NET CHANGE IN CASH                                                            (175,175)           390,999
CASH, BEGINNING OF YEAR                                                        228,947           (162,052)
                                                                           -----------        -----------
CASH, END OF YEAR                                                          $    53,772        $   228,947
                                                                           ===========        ===========

SUPPLEMENTAL CASH FLOW INFORMATION:
     Cash paid for interest                                                $   493,313        $   241,094
                                                                           ===========        ===========



                                      14.

INNOVATIVE MARKETING STRATEGIES, INC.
AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
YEARS ENDED DECEMBER 31, 2003 AND 2002
--------------------------------------------------------------------------------

1.   NATURE OF BUSINESS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

     a. Description of Business - Innovative Marketing Strategies, Inc. and Subsidiaries (the "Company"), is a Florida corporation whose core business is the operation of a network of telecommunication call centers that provide direct marketing services. The Company, through its subsidiaries and divisions, also offers other marketing and advisory services.

         The Company's corporate headquarters are located in Leawood, Kansas. Call center locations include Kansas, Washington, Minnesota, West Virginia and Manila, Philippines.

         The Company is the majority owner in three Limited Liability Companies that were organized in the State of Kansas in either 2002 or 2003:
         Quantum Financial, LLC, Quantum Direct, LLC, and Quantum Marketing Group, LLC (together "Quantum").

         In September of 2003 the Company formed Innovative Marketing Strategies Asia, Inc ("IMS Asia"), a wholly owned subsidiary located in the Philippines that was organized to operate a call center located in the Philippines beginning in 2004.

     b. Principles of Consolidation - The consolidated financial statements include the accounts of the Company and those of its wholly-owned and majority-owned subsidiaries. Intercompany accounts and transactions have been eliminated in consolidation.

     c. Revenue Recognition - The Company recognizes revenues in the period in which the corresponding services are provided. Revenue received in advance of the delivery of service is recorded as deferred revenue. The revenue for services provided, but not invoiced, is recorded as unbilled receivables until invoiced.

     d. Furniture, Fixtures and Equipment - Fixed assets, principally computers, furniture and leasehold improvements, are stated at cost less accumulated depreciation. Depreciation is computed using the straight-line and accelerated methods over the estimated useful lives of the corresponding assets.

     e. Advertising Costs - Advertising costs are expensed as incurred. Advertising costs for the years ended December 31, 2003 and 2002 were $216,197 and $101,894.

     f. Income Taxes - The Company uses the liability method for accounting for income taxes. Deferred tax assets and liabilities are recognized for the expected future tax consequences of temporary differences between the financial reporting and tax bases of assets and liabilities. If appropriate, deferred tax assets are reduced by a valuation allowance that reflects expectations of the extent to which such assets will be realized.

     g. Cash Equivalents - All highly liquid debt investments with maturities of three months or less when purchased are considered to be cash equivalents.

     h. Significance of Estimates - The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.


                                      15.

     i. Impairment of long-lived assets - The Company continually evaluates the carrying value of its long-lived assets. Impairment is recognized when the expected future discounted operating cash flows to be derived from such assets are less than their carrying values.


2.   ACCOUNTS RECEIVABLE FACTORING AGREEMENT

     The Company sells (with recourse) certain of its accounts receivables to Wells Fargo ("WF") and other factors under factoring agreements. Under the terms of their agreement, WF held $40,000 at December 31, 2003 as reserve for uncollectible accounts. At December 31, 2003, the Company had received $806,968 of proceeds for trade receivables sold to WF that were subject to recourse in the event of non collection. During 2003 the Company received $9,096,654 of proceeds from the sale of receivables and paid $169,807 in fees during 2003. During 2002 the Company received $2,007,193 of proceeds from the sale of receivables and paid $35,943 in fees during 2002.


3.   FURNITURE, FIXTURES AND EQUIPMENT

                                                      2003           2002

     Computers and equipment                      $1,436,006      $1,380,874
     Furniture and fixtures                          101,275         128,672
     Leasehold improvements                           57,253         141,955
                                                  ----------      ----------
                                                   1,594,534       1,651,501
     Less accumulated depreciation                  (697,879)       (599,527)
                                                  ----------      ----------
                                                  $  896,655      $1,051,974
                                                  ==========      ==========

4.   GOODWILL AND OTHER INTANGIBLE ASSETS

     Effective January 1, 2002, the Company adopted SFAS No. 142, Goodwill and Other Intangible Assets. Under this standard, goodwill and intangibles with indefinite useful lives are no longer amortized. This standard also requires, at a minimum, an annual impairment assessment of the carrying value of goodwill and intangibles with indefinite useful lives.

     In 2002 the Company recorded an impairment charge of $411,669 as a result of implementing SFAS No. 142. The charge, which related to acquisition of a business in 1999, has been reflected as an operating expense in the accompanying 2002 consolidated statement of operations.


                                       16.

5.   ACCRUED LIABILITIES

                                                                               2003             2002

     Taxes payable                                                          $  591,712        $1,806,149
     Accrued payroll                                                           546,844           742,373
     Accrued settlement                                                        200,000
     Accrued termination payments                                              180,000
     Accrued vacation                                                           50,577           111,165
     Other                                                                      22,000            11,700
                                                                            ----------        ----------
                                                                            $1,591,133        $2,671,387
                                                                            ==========        ==========


6.   NOTES PAYABLE
                                                                                2003              2002
     Note payable dated 2002, interest at 6.0%, due in 24
     monthly installments of $1,052, through
     maturity in 2004.  Secured by office furniture.                        $   10,330        $   21,845

     Note payable dated 2002, interest at 41.0%, due in
     monthly installments of $15,000, including interest.
     Secured by certain assets defined in the agreement
     and a personal guarantee by a stockholder.                                  1,457           127,850

     Note payable dated 1999, interest at 10.0%, due in
     monthly installments of $6,089 including
     interest, until paid in full.                                             315,257           353,459

     Notes payable dated 1999, Kansas Business Development
     Loans, non interest bearing, forgivable over a
     five year period if defined job creation
     requirements are met, subject to complete repayment
     under conditions of default.                                               65,702            91,566

     Note payable dated 2002, variable interest (Prime plus 3 1/4 %)
     due in 60 monthly installments through maturity
     in 2007.  Secured by certain equipment.                                    48,919            75,000

     Note payable dated 2003, West Virginia Business
     Development Loan, interest at 5.0%, due in 120
     monthly installments of $1,591, including interest,
     through maturity in 2013. Secured by certain assets
     defined in a security agreement and personal
     guarantees by two of the Company's stockholders.                          139,149                --

     Note payable dated 2003, West Virginia Business
     Development Loan, interest at 4.0%, due in 60
     monthly installments of $5,223, including interest,
     through maturity in 2008. Secured by certain assets
     defined in a security agreement.                                          273,346                --



                                      17.

     Note payable dated 2003, non-interest bearing,
     due in 30 monthly installments through maturity
     in 2007.  Secured by certain equipment.                                   171,398           190,442

     Note payable dated 2001, secured by certain equipment
     Paid in full in 2003.                                                          --           104,882

     Notes payable, other                                                       69,557            79,597
                                                                            ----------        -----------
          Total notes payable                                                1,095,115         1,044,641
          Less current portion                                                 349,848           399,032
                                                                            ----------        -----------

                                                                            $  745,267        $  645,609
                                                                            ==========        ==========

     Maturities of notes payable, for the years subsequent to December 31, 2003 are as follows:

                                                             AMOUNT

        2004                                              $   349,848
        2005                                                  210,258
        2006                                                  161,289
        2007                                                  134,596
        2008                                                  126,135
        Thereafter                                            112,989
                                                          -----------

                                                          $ 1,095,115
                                                          ===========

7.   NOTES PAYABLE TO STOCKHOLDERS

     As of December 31, 2003 and 2002 the Company had outstanding notes payable, due on demand, to the Company's three stockholders' totaling $222,421 and $246,418, respectively. The obligations are unsecured and bear interest at 8 percent.

8.   OPERATING LEASES

     The Company leases equipment and office facilities under non-cancelable operating leases. Rental expense related to these leases approximated $907,074 and $720,651 during the years ended December 31, 2003 and 2002. Minimum rental commitments subsequent to December 31, 2003 under such operating leases are as follows:

          2004                                            $   807,566
          2005                                                666,716
          2006                                                583,992
          2007                                                286,658
                                                          -----------

                                                          $ 2,344,932
                                                          ===========


                                      18.

9.   INCOME TAXES

     The difference between the effective tax rate and the statutory federal and state income tax rates results from the effect of the timing differences on the deductibility of certain accrued expenses and the non-recognition of a deferred tax asset related to the Company's net operating loss carryforwards.

     SFAS No. 109 requires that a valuation allowance be provided if it is more likely than not that some portion or all of a deferred tax asset will not be realized. The Company's ability to realize the benefit of its deferred tax asset will depend on the generation of future taxable income. Because the Company's operations are not currently generating taxable income, management believes that a full valuation allowance should be provided as of December 31, 2003.

     Deferred taxes result from temporary differences between the financial statement and tax bases of assets and liabilities. The sources of these differences and their cumulative tax effects are:

                                                      2003             2002

     Accrued liabilities                            $   174,287     $   37,796
     Other current assets and liabilites               (251,186)      (289,330)
     Operating loss carryforward                        355,300        334,900
                                                     ----------      ---------
         Deferred tax asset - current, net              278,401         83,366
                                                     ----------      ---------
     Intangible assets - non-current                    129,200        139,967

                                                     ----------      ---------
     Valuation reserve                                 (407,601)      (223,333)
                                                     ----------      ---------
             Net deferred tax asset                 $         0     $        0
                                                     ==========      =========

     At December 31, 2003, the Company had net operating loss carry forwards for income tax purposes of approximately $1,045,000.

10.  401(K) RETIREMENT PLAN

     The Company maintains a 401(K) plan ("the Plan") covering all eligible employees who desire to participate. Contributions to the plan are based upon the amount of the employees' deferrals and the employer's matching contribution rate of 25%. For the year ended December 31, 2003 the Company recognized $15,023 of expense that represented their portion of the contribution.

11.  RELATED PARTY TRANSACTIONS

     Beginning January 1, 2003, the Company leases its corporate headquarters from an entity that is 50% owned by the two principal stockholders of the Company. Rent expense under this lease, for the year ended December 31, 2003 was $258,543.

     The amount due to officers ($82,032 as of December 31, 2003) on the accompanying balance sheets arose as a result of accrued salaries to these parties. The amount due from stockholder ($26,464 as of December 31, 2003) on the accompanying balance sheets arose as a result of cash advances to a stockholder.

     During 2003 and 2002 the Company expensed $592,526 and $434,098, respectively, for commissions paid or payable to a minority stockholder (or his company) for services provided under an agreement that calls for the Company to pay a commission of up to 8% of sales to certain customers.


                                      19.

12.  SIGNIFICANT CUSTOMERS

     For the year ended December 31, 2003, the Company had sales to five customers that totaled $14,448,679 or 76% of the Company's total sales. Sales to one customer in 2003 totaled $8,234,052 or 43% of total sales.

     For the year ended December 31, 2002, the Company had sales to five customers that totaled $19,544,169 or 84% of the Company's total sales. Sales to one customer in 2002 totaled $4,805,494 or 21% of total sales.

13.  EMPLOYEE SEPARATION AND MUTUAL RELEASE AGREEMENTS

     In February of 2004, the Company entered into separation and mutual release agreements with two former employees who alleged that they were entitled to bonus payments, payment for stock certificates and payment of other benefits. Under the terms of the agreements, the Company is required to pay the former employees a total of $180,000 over a twelve-month period beginning in February of 2004. The Company recorded the corresponding $180,000 liability and expense related to these agreements as of and for the year ended December 31, 2003.

14.  OFF BALANCE SHEET RISK AND CREDIT RISK CONCENTRATION

     A substantial amount of the Company's revenues and trade receivables are the result of business with a relatively concentrated group of companies in the financial services industry. The Company does not require collateral or other security on most of these accounts. The credit risk on these accounts is controlled through credit approvals and monitoring procedures.

     The industry in which the Company operates is highly regulated and subject to restrictions that may increase as new laws and/or regulations are passed.

15.  CONTINGENCIES

     The Internal Revenue Service ("IRS") has filed a lien against substantially all of the Company's assets. The lien was filed as a result of non-payment of payroll taxes. As of December 31, 2003 the Company's unpaid payroll taxes, including related penalties and interest, approximated $590,000 and are included in accrued liabilities. The Company and the IRS have established a payment plan for the past due taxes. In the event that the Company is unable to comply with the plan, the IRS could seize virtually all of the Company's assets.

     Numerous lawsuits, claims and proceedings are pending against the company including MCI WorldCom, Inc.'s (MCI) demand in 2002 of $701,667 for long distance phone services. The Company responded to MCI in 2003 with an offer to settle for $200,000. MCI countered in early 2004 with a demand for $417,000. The Company estimates that based on the facts and circumstances the MCI claim should be settled for an amount that is not more than the $200,000 offered.

     These matters, if resolved differently than management's estimates, could have a material adverse effect on the Company's financial position, operating results and cash flows when resolved in a future reporting period.

16.  PURCHASE COMMITMENTS

     In December of 2003, the Company made a deposit of $63,000 toward an agreement to purchase certain call center equipment in the amount of $716,500 that is expected to be installed in 2004. The deposit is recorded as a long term asset at December 31, 2004. The balance of the purchase price will be financed by the vendor due in monthly installments of $36,613 under a promissory note bearing interest at 8.8%, through maturity in November of 2005.


                                      20.

17.  SUBSEQUENT EVENTS, FINANCIAL RESULTS AND LIQUIDITY

     In 2004 the stockholders of the Company entered into a letter of intent to sell 100% of the Company's common stock to another company. In connection with the agreement the Company received a loan from the acquirer of $600,000 that will be applied against the purchase price if the transaction is completed.

     As of December 31, 2003 the Company had a negative net worth of $1,691,328 and negative working capital of $1,947,565. In the event that the transaction discussed above does not occur, there can be no assurance that additional financing can be obtained from conventional sources to fund the Company's liabilities and cash flow requirements.

     The Company's independent public accountants have included a "going concern" emphasis paragraph in their audit report accompanying these financial statements. The paragraph states that the Company's recurring losses and negative working capital raise substantial doubt about the company's ability to continue as a going concern and cautions that the financial statements do not include adjustments that might result from the outcome of this uncertainty.

     Management believes that, despite the financial hurdles and funding uncertainties going forward, it has business plans that can significantly improve operating results. The support of the company's vendors, customers, lenders, stockholders and employees will continue to be key to the Company's future success.



                                      21.

(b) Pro forma financial information.

    EPIXTAR CORP. PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)


                          Index to Financial Statements

                                                                                               Page

    Introduction to Pro Forma Condensed Consolidated Financial Statements                       23

    Pro forma Condensed Consolidated Balance Sheet as of September 30, 2004                     24

    Pro forma Condensed Consolidated Statement of Operations for the Nine Months
         Ended September 30, 2004                                                               25

    Pro forma Condensed Consolidated Statement of Operations for the Year Ended
         December 31, 2003                                                                      26

    Notes to Pro forma Condensed Consolidated Financial Statements                              27



                                      22.

                         Epixtar Corp. and Subsidiaries
      Introduction to Pro Forma Condensed Consolidated Financial Statements
                                   (Unaudited)

The pro forma condensed consolidated financial statements presented herein are based on available information and certain assumptions considered reasonable by Epixtar Corp.'s (the Company) management.

Upon closing an acquisition, it is the Company's practice to estimate the fair values of assets and liabilities acquired and consolidate the acquisition as quickly as possible. Given the time it takes to obtain pertinent information to finalize the acquired company's balance sheet (frequently with implications for the price of the acquisition) and then to adjust the acquired company's accounting policies, procedures, books and records to the Company's standards, it is often several quarters before the Company is able to finalize those initial fair value estimates. Accordingly, it is not uncommon for the initial estimates to be subsequently revised.

The pro forma condensed consolidated financial statements included herein reflect the Company's preliminary purchase price allocation, which will be subject to further adjustments as Epixtar finalizes the allocation of purchase price in accordance with accounting principles generally accepted in the United States of America. The pro forma condensed consolidated financial statements do not represent what the Company's financial position would have been assuming the completion of the Company's acquisition of Innovative Marketing Strategies, Inc. and Subsidiaries (IMS) had occurred on September 30, 2004, or what the Company's results of operations would have been assuming the completion of the acquisition on January 1, 2003, nor do they project the Company's financial position or results of operations at any future date or for any future period.

These pro forma condensed consolidated financial statements should be read in conjunction with the Company's consolidated financials statements included in Amendment 2 to Form SB 2 filed on Form S1, filed with the Securities and Exchange Commission on January 18, 2005.

The following pro forma condensed financial statements give effect to the acquisition of IMS by the Company, which was completed as of January 7, 2005, effective January 3, 2005. The pro forma condensed consolidated balance sheet of the Company as of September 30, 2004 has been prepared as if the acquisition of IMS had been consummated on September 30, 2004. The condensed consolidated statements of operations for the nine months ended September 30, 2004 and the year ended December 31, 2003 are presented as if the Company's acquisition of IMS had occurred on January 1, 2003 and the effect was carried forward through the balance of the year 2003 and the nine month period ended September 30, 2004.

Pursuant to the terms of the Acquisition Agreement, the Company paid or will pay consideration consisting of: (1) a $5,105,000 collateral promissory note; (2) $950,000 in cash and (3) a guarantee agreement for $770,000 relating to sales commissions due to one of the IMS shareholders. The collateral promissory note is a 24-month non interest bearing note. The Company issued 550,290 shares of its Common Stock as payment of $385,000 of the amount due pursuant to the guarantee agreement and the balance of $385,000 is payable over twelve months. This agreement is non-interest bearing.

As part of the acquisition, one of the IMS shareholders entered into a new employment agreement with the Company and two shareholders entered into consulting agreements. The employment agreement is for a term of two years and the consulting agreements each for terms of three years. These agreements contained certain non compete provisions for terms of three years after the expiration of their respective agreement. Separately, the IMS shareholders entered into non-compete agreements with the Company.


                                      23.

                         EPIXTAR CORP. AND SUBSIDIARIES
                 PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET
                      AS OF SEPTEMBER 30, 2004 (Unaudited)

                                                    Epixtar            IMS           Pro Forma            Pro Forma
                                                  Historical        Historical       Adjustments           Adjusted
                                                ----------------  ---------------- ---------------- --- ----------------
ASSETS
Current Assets:

      Cash and cash equivalents                     $ 1,723,000     $  148,000          (100,000) b.            1,721,000
             (amounts held in escrow,
               $1,082,000)                                                               (50,000) c.
      Restricted cash                                   175,000              -                                    175,000
      Accounts receivable -
      net                                             4,214,000      1,151,000                                  5,365,000
      Note receivable                                   600,000              -          (600,000) e.                    0
      Deferred loan costs, current
      portion                                           317,000              -                                    317,000
      Prepaid expenses and other current
      assets                                            362,000         40,000           (40,000) d.              362,000
                                                    -----------     ----------       -----------              -----------
Total current
assets                                                7,391,000      1,339,000          (790,000)               7,940,000
                                                    -----------     ----------       -----------              -----------
Property and Equipment, Net                           4,949,000      1,272,000         1,129,000 a.             7,350,000


Goodwill                                              3,360,000              -         3,180,000 a.             5,873,000
Intangible assets                                                                      3,975,000 a.             4,642,000

Deferred loan costs, net of current portion             398,000              -                                    398,000

Other assets                                          1,164,000         44,000                                  1,208,000
                                                    -----------     ----------       -----------              -----------
Total assets                                        $17,262,000     $2,655,000       $ 7,494,000              $27,411,000
                                                    ===========     ==========       ===========              ===========

LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)
Current Liabilities:
      Accounts payable                              $ 2,908,000     $1,608,000       $  (385,000) c.          $ 4,117,000

                                                                                         (14,000) c.
      Accrued expenses and other
      liabilities                                     1,607,000      1,790,000           275,000  b.            3,179,000

                                                                                         (19,000) b.
                                                                                          67,000  a.
                                                                                        (541,000) d.
      Deferred
      revenue                                           785,000              -                                    785,000
      Debt, current portion                           3,492,000      1,298,000           900,000  c.            7,466,000
                                                                                       2,553,000  c
                                                                                        (177,000) c.
                                                                                        (600,000) e
      Note payable - stockholder                      2,448,000              -                                  2,448,000
                                                    -----------     ----------       -----------              -----------
Total current liabilities                            11,240,000      4,696,000         2,059,000               17,995,000
                                                    -----------     ----------       -----------              -----------
Long-term debt                                        3,552,000        634,000         2,552,000  c.            6,561,000
                                                                                        (177,000) c.
                                                    -----------     ----------       -----------              -----------
Total liabilities                                    14,792,000      5,330,000         4,434,000               24,556,000
                                                    -----------     ----------       -----------              -----------
Stockholders' Equity (Deficit)

      Convertible preferred stock                             -              -                                          -
      Common stock                                       12,000          7,000            (7,000) a.               12,000
      Additional paid-in capital                     21,985,000              0           385,000  c            22,370,000
      Accumulated deficit                           (19,528,000)    (2,682,000)        2,682,000  a.          (19,528,000)
      Accumulated comprehensive income                    1,000              0                                      1,000
                                                    -----------     ----------       -----------              -----------
Total stockholders' equity (deficit)                  2,470,000     (2,675,000)        3,060,000                2,855,000
                                                    -----------     ----------       -----------              -----------
Total liabilities and stockholders' equity
 (deficit)                                          $17,262,000    $ 2,655,000       $ 7,494,000              $27,411,000
                                                    ===========     ==========       ===========              ===========

The accompanying notes are an integral part of these pro forma condensed consolidated financial statements.


                                      24.

                         EPIXTAR CORP. AND SUBSIDIARIES
            PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
                NINE MONTHS ENDED SEPTEMBER 30, 2004 (Unaudited)

                                                         Epixtar            IMS           Pro Forma              Pro Forma
                                                       Historical        Historical      Adjustments             Adjusted
                                                    ---------------------------------------------------------------------------

Revenues                                                 $ 13,530,000     $ 13,804,000     $          -           $ 27,334,000
Cost of sales                                               3,870,000                -        9,893,000 d           13,763,000
                                                    ---------------------------------------------------------------------------
Gross Profit                                                9,660,000       13,804,000       (9,893,000)            13,571,000
                                                    ---------------------------------------------------------------------------

Operating expenses
      Selling, general and administrative                  11,263,000       13,621,000       (9,893,000)d           14,991,000
      Consulting fees-related party                         2,026,000          538,000                               2,564,000
      Provision for doubtful accounts                         318,000                -                                 318,000
      Depreciation                                            789,000          432,000          282,000 a            1,503,000
      Amortization of intangibles                                   -                -        1,123,000 a            1,123,000
                                                    ---------------------------------------------------------------------------
Total operating expenses                                   14,396,000       14,591,000       (8,488,000)           (20,499,000)
                                                    ---------------------------------------------------------------------------
Income from operations                                     (4,736,000)        (787,000)      (1,405,000)            (6,928,000)

Other income (expense)
      Interest expense                                     (2,826,000)        (204,000)        (133,000)b           (3,170,000)
                                                                                                 (7,000)c
      Gain on extinguishment of debt                        1,141,000                -                               1,141,000
      Loss on disposal of assets                                    -                -                                       -
      Other income (expense)                                   (8,000)           8,000                                       -
                                                    ---------------------------------------------------------------------------
Total other income (expense)                               (1,693,000)        (196,000)        (140,000)            (2,029,000)
                                                    ---------------------------------------------------------------------------
Loss before income taxes (benefit)                         (6,429,000)        (983,000)      (1,545,000)            (8,957,000)
Income taxes (benefit)                                              -                -                -                      -
                                                    ---------------------------------------------------------------------------
Net loss                                                 $ (6,429,000)      $ (983,000)    $ (1,545,000)          $ (8,957,000)
                                                    ===========================================================================

Cumulative Dividends
  on Preferred Stock                                         (177,000)                                                (177,000)
                                                    ------------------                                       ------------------
                                                         $ (6,606,000)                                            $ (9,134,000)
                                                    ==================                                       ==================

Net income (loss) per common share:
      Basic and Diluted                                  $      (0.60)                                            $      (0.79)
                                                    ==================                                       ==================

Weighted average number of shares
      Basic and Diluted                                    11,006,346                                      f.       11,556,636
                                                    ==================                                       ==================


The accompanying notes are an integral part of these pro forma condensed consolidated financial statements.


                                      25.

                         EPIXTAR CORP. AND SUBSIDIARIES
            PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
                          YEAR ENDED DECEMBER 31, 2003

                                                                  Epixtar            IMS           Pro Forma           Pro Forma
                                                                Historical        Historical      Adjustments           Adjusted
                                                             ---------------------------------------------------------------------

Revenues                                                     $ 37,121,000       $ 18,955,000     $          -        $ 56,076,000
Cost of sales                                                  17,442,000                  -       12,926,000 d        30,368,000
                                                             ---------------------------------------------------------------------
Gross Profit                                                   19,679,000         18,955,000      (12,926,000)         25,708,000
                                                             ---------------------------------------------------------------------

Operating expenses
      Selling, general and administrative                       9,798,000         17,902,000      (12,926,000)d        14,774,000
      Consulting fees-related party                             3,538,000            592,000                            4,130,000
      Provision for doubtful accounts                           1,534,000                  -                            1,534,000
      Depreciation                                                214,000            356,000          376,000 a           946,000
      Amortization of intangibles                                       -                  -        1,497,000 a         1,497,000
                                                             ---------------------------------------------------------------------
Total operating expenses                                       15,084,000         18,850,000      (11,053,000)         22,881,000
                                                             ---------------------------------------------------------------------
Income from operations                                          4,595,000            105,000       (1,873,000)          2,827,000

Other income (expense)
      Interest expense                                           (542,000)          (493,000)        (177,000)b        (1,236,000)
                                                                                                      (14,000)b
                                                                                                      (10,000)c
      Gain on extinguishment of debt                              325,000                  -                              325,000
      Loss on disposal of assets                                        -           (106,000)                            (106,000)
      Other income (expense)                                        1,000            (51,000)                             (50,000)
                                                             ---------------------------------------------------------------------
Total other income (expense)                                     (216,000)          (650,000)        (201,000)         (1,067,000)
                                                             ---------------------------------------------------------------------
Income (loss) before income taxes                               4,379,000           (545,000)      (2,074,000)          1,760,000
Income taxes                                                            -                  -                -                   -
                                                             ---------------------------------------------------------------------
Net income (loss)                                             $ 4,379,000         $ (545,000)    $ (2,074,000)        $ 1,760,000
                                                             =====================================================================
Cumulative dividends on preferred stock                          (188,000)                                               (188,000)
Beneficial conversion feature of preferred stock               (1,884,000)                                             (1,884,000)
                                                             -------------                                          --------------
Income (Loss) Available to Common Stockholders                $ 2,307,000                                             $  (312,000)
                                                             =============                                          ==============

Net income per common share:
      Basic                                                   $      0.22                                             $     (0.03)
                                                             =============                                          ==============
      Diluted                                                 $      0.16                                             $     (0.03)
                                                             =============                                          ==============

Weighted average number of shares
      Basic                                                    10,554,450                                         f.   11,104,740
                                                             =============                                          ==============
      Diluted                                                  14,721,639                                         f.   11,104,740
                                                             =============                                          ==============


The accompanying notes are an integral part of these pro forma condensed consolidated financial statements.


                                      26.

                         Epixtar Corp. and Subsidiaries
         Notes to Pro Forma Condensed Consolidated Financial Statements
                                   (Unaudited)

NOTE 1. Historical Financial Statements

The historical financial data presented in these pro forma condensed consolidated financial statements include the historical balance sheet of Epixtar Corp. and subsidiaries (the Company) and Innovative Marketing Strategies, Inc. and subsidiaries (IMS) as of September 30, 2004, and the historical statements of operations of Epixtar and IMS for the year ended December 31, 2003 and the nine months ended September 30, 2004.

NOTE 2. Pro Forma Adjustments

Adjustments included in the column under the heading "Pro Forma Adjustments" include the following:

Balance Sheet

    a. Represents the preliminary allocation of the purchase price paid for the acquisition of IMS, including (1) the assignment of values to specifically identifiable tangible and intangible assets, and identifiable liabilities; (2) the recording of the excess of purchase price over the individual assigned values to goodwill and (3) the elimination of historical stockholders' equity balances of IMS

    b. Represents finders fees incurred in connection with the acquisition of IMS by the Company.

    c.   Represents consideration paid for the acquisition of IMS including:
         Two-year, non interest bearing promissory note for $5,105,000, recorded at fair value; (2) advance note for $900,000; (3) $50,000 paid at closing; (3) guaranteed agreement for amounts due IMS shareholder for commissions, $385,000 one-year, non interest bearing guarantee agreement and $385,000 through the issuance of 551,450 shares of the Company's common stock. The $385,000 guarantee agreement is reflected at fair value. The valuation assigned to the common stock was based on the average volume and price of the stock for the month of November 2004 as provided in the acquisition agreement.

    d. Represents adjustments to eliminate IMS shareholders' receivables and payables, forgiven as part of the acquisition.

    e. Represents the elimination of a note receivable and a note payable due to the Company from IMS.

Statements of Operations

    a. Adjustment to recognize the incremental depreciation of capitalized property and equipment and amortization of intangible assets related to clients' lists and non compete contracts, based on preliminary values assigned to assets acquired in the IMS merger.

    b. Adjustment to record 7% imputed interest on the $5.1 million non-interest bearing note related to the IMS acquisition and on $385 thousand guarantee agreement.

    c.   Adjustment to recognize valuation discount on finder's fee agreement.

    d. Adjustment to reclassify certain selling, general and administrative expenses recorded by IMS to conform to classifications used by Epixtar.

    e. The weighted average basic and diluted shares outstanding for the nine months ended September 30, 2004 and the year ended December 31, 2003 include the 550,290 common shares issued in payment of $385,000 of the guarantee agreement.


                                      27.

                                   SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Dated:  March 23, 2005

                                                By: /s/ Irving Greenman
                                                -----------------------

                                                 Irving Greenman
                                                 Chief Financial Officer
                                                 Epixtar Corp.


                                      28.